As filed with the Securities and Exchange Commission on March 17, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________
X4 Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	27-3181608
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

61 North Beacon Street, 4th Floor Boston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)
X4 Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan
(Full title of the plan)

Adam R. Craig, M.D., Ph.D.
Executive Chairman
X4 Pharmaceuticals, Inc.
61 North Beacon Street, 4th Floor
Boston, MA 02134
(857) 529-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Copies to:

Ryan A. Murr
Melanie Neary
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111-3715
Telephone: (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8 is being filed by X4 Pharmaceuticals, Inc. (the “Company” or the “Registrant”) relating to 5,136,276 shares of its common stock, par value $0.001 per share (the “Common Stock”) available for issuance pursuant to future awards to eligible persons under the Registrant’s Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”).

Accordingly, pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-221622) filed with the Securities and Exchange Commission (“SEC”) on November 16, 2017 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (ii) the Registration Statement on Form S-8 (File No. 333-223539) filed with the SEC on March 9, 2018 relating to the 2017 Plan; (iii) the Registration Statement on Form S-8 (File No. 333-230181) filed with the SEC on March 11, 2019 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (iv) the Registration Statement on Form S-8 (File No. 333-237164) filed with the SEC on March 13, 2020 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (v) the Registration Statement on Form S-8 (File No 333-239082) filed with the SEC on June 10, 2020 relating to the 2017 Plan; (vi) the Registration Statement on Form S-8 (File No 333-254618) filed with the SEC on March 23, 2021 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (vii) the Registration Statement on Form S-8 (File No 333-263430) filed with the SEC on March 10, 2022 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (viii) the Registration Statement on Form S-8 (File No 333-269335) filed with the SEC on January 20, 2023 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (ix) the Registration Statement on Form S-8 (File No 333-273960) filed with the SEC on August 14, 2023 relating to the 2017 Plan and certain other employee benefit plans of the Registrant; (x) the Registration Statement on Form S-8 (File No 333-276691) filed with the SEC on January 25, 2024 relating to the 2017 Plan; and (xi) the Registration Statement on Form S-8 (File No 333-284320) filed with the SEC on January 16, 2025 relating to the 2017 Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Number	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation, as amended, as of September 1, 2022	8-K	3.1	09/1/2022
4.2	Certificate of Amendment to Restated Certificate of Incorporation of X4 Pharmaceuticals, Inc.	8-K	3.1	04/24/2025
4.3	Amended and Restated By-laws of the Company	8-K	3.2	11/20/2017
4.3	Form of Common Stock Certificate	8-K	4.1	03/13/2019
4.4	X4 Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan	S-8	99.1	6/10/2020
5.1	Opinion of Gibson, Dunn & Crutcher LLP				X
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page to this Registration Statement)				X
107.1	Filing Fee Table				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 17, 2026.
X4 Pharmaceuticals, Inc.
By: /s/ Adam R. Craig
Adam R. Craig, M.D., Ph.D., M.B.A.
Executive Chairman

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Adam Raymond Craig, M.D., Ph.D. and David Kirske, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Adam R. Craig	Executive Chairman, Chairman of the Board of Directors (principal executive officer)	March 17, 2026
Adam R. Craig, M.D., Ph.D., M.B.A.

/s/ David Kirske	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 17, 2026
David Kirske

/s/ Michael S. Wyzga	Lead Independent Director of the Board of Directors	March 17, 2026
Michael S. Wyzga

/s/ Gary J. Bridger	Director	March 17, 2026
Gary J. Bridger, Ph.D.

/s/ Francoise De Craecker	Director	March 17, 2026
Francoise De Craecker

/s/ Murray W. Stewart	Director	March 17, 2026
Murray W. Stewart, M.D.